UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 31, 2005


                            SILVERSTAR HOLDINGS, LTD.
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               (Exact Name of Registrant as Specified in Charter)


           Bermuda                      0-27494                      N/A
           -------                      -------                      ---
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)                File No.)             Identification No.)


            Clarendon House, Church Street, Hamilton, HM CX, Bermuda
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (441) 295-1422


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 31, 2005, Silverstar Holdings, Ltd. (the "Company") consummated a transaction pursuant to a Securities Purchase Agreement, dated October 21, 2005 (the "Purchase Agreement"), with DKR SoundShore Oasis Holding Fund Ltd. (the "Purchaser"). Pursuant to the Purchase Agreement, the Company issued to the Purchaser (i) $5,000,000 principal amount Variable Rate Secured Convertible Debenture due October 31, 2008 (the "Debenture") and (ii) a warrant to purchase 791,139 shares of the Company's Common Stock at an exercise price of $1.896 per share (the "Warrant").

Description of the Debenture

         The Debenture is convertible at any time, at the option of the Purchaser, into up to 2,876,870 shares of the Company's common stock, par value $0.01per share (the "Common Stock"), at a conversion price of $1.738. Pursuant to the Purchase Agreement, the Company agreed to hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date following the closing date, and in any event within 60 calendar days following the closing date, for the purpose of obtaining approval as may be required by the applicable rules and regulations of the Nasdaq SmallCap Market from the shareholders of the Company with respect to the foregoing transactions, including the issuance of the shares of Common Stock issuable upon exercise of the Warrant and conversion of the Debenture in excess of 19.99% of the issued and outstanding Common Stock of the Registrant on the closing date (the "Shareholder Approval"). Until such Shareholder Approval is obtained, the Company may not issue upon conversion of the Debenture a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued upon exercise of the Warrant would exceed 19.999% of outstanding Common Stock of the Company. In addition, the Company may not effect any conversion of the Debenture and the Purchaser of the Debenture is not permitted to convert the Debenture into shares of Common Stock if such conversion would give the Purchaser a beneficial ownership of more than 4.99% of the outstanding shares of Common Stock of the Company. This 4.99% limitation may be waived by the Purchaser upon not less than 61 days prior notice to the Company.

         The Company shall pay monthly interest on the outstanding principal amount of the Debenture at a rate per annum equal to the prime rate for the applicable interest period plus 1.5%. The interest rate for any interest period shall be decreased by 2% to the extent that the volume weighted average trading price of the Common Stock for five (5) consecutive trading days immediately prior to such interest period (the "Trigger Price") exceeds the conversion price by 25% (and shall be decreased by an additional 2% for every successive 25% that the Trigger Price exceeds the then applicable conversion price but in no event shall the interest rate be less than 0%). All overdue accrued and unpaid interest to be paid under the Debenture shall entail a late fee at a rate of 18% per annum.

         The principal amount of the Debenture is redeemable at the rate of $185,185.19 per month, plus accrued and unpaid interest and liquidated damages, commencing on July 6, 2006 and may be paid, at the Company's option (i) in cash or (ii) in shares of the Company's Common Stock in an amount not to exceed 10% of the total dollar trading volume of the Common Stock during the 10 trading days immediately prior to the applicable monthly redemption date based on


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a  conversion  price  equal to 85% of the  average  of the lowest  three  volume weighted average price during the 10 trading days immediately prior to the applicable monthly redemption date. The Company has the option, at any time, to redeem some or all of the outstanding Debenture, in cash, in an amount equal to the sum of (i) 115% of the principal amount of the Debenture outstanding, plus accrued and unpaid interest and liquidated damages (the "Optional Redemption Amount") (provided, however, that the Company may pay up to 15% of the principal amount comprising of a portion of the Optional Redemption Amount in shares of the Company's Common Stock if certain conditions are satisfied). If, by December 31, 2005, the Company does not use the proceeds from the issuance of the Debenture and warrant to consummate the acquisition of securities or assets of a business to be identified by the Company, it may redeem all (but not less than all) of the outstanding Debenture, for an amount, in cash, equal to 102.5% of the principal amount of the Debenture then outstanding, plus accrued and unpaid interest and liquidating damages.

         The conversion price of the Debenture will be adjusted and the number of shares of Common Stock to be issued upon conversion of the Debenture will be adjusted upon the occurrence of, among other things, the payment of stock dividend, a stock split, the merger or sale of the Company, or reclassification of the Company's capital. In addition, the Debenture includes certain anti-dilution provisions in connection with future issuances by the Company of securities which would entitle the holder to acquire Common Stock below the then applicable conversion price.

         The Debenture contains certain events of default that are customarily included in financings of this nature. If an event of default occurs, the Purchaser may make all sums of principal, interest and other amounts owed at such time payable in cash. In the event of such acceleration, the amount payable to the Purchaser shall equal the sum of: (i) the greater of: (A) 115% of the principal amount of the Debenture (plus accrued and unpaid interest) or (B) the principal amount of the Debenture to be prepaid (plus accrued and unpaid interest), divided by the applicable conversion price; and (ii) all other amounts, costs, expenses and liquated damages due in respect of the Debenture.

         The Company's obligations under the Debenture are secured by a lien on all assets of the Company in favor of the Purchaser pursuant to a Security Agreement, dated October 31, 2005, among the Company, all of the subsidiaries of the Company and the Purchaser, and guaranteed by all the subsidiaries of the Company pursuant to a Subsidiary Guarantee, dated October 31, 2005, made by the Company's subsidiaries in favor of the Purchaser. In addition, the obligations of the Company under the Debenture are personally guaranteed by Mr. George Karfunkel pursuant to a Personal Guarantee, dated October 31, 2005, between Mr. Karfunkel and the Purchaser.

Description of the Warrant

         The Warrant has an exercise period of five years from the date of issuance. The exercise price of the Warrant will be adjusted and the number of shares of Common Stock to be issued upon exercise of the Warrant will be adjusted upon the occurrence of, among other things, the payment of stock dividend, a stock split, the merger or sale of the Company, or reclassification of the Company's capital. In addition, the Warrant includes certain anti-dilution provisions in


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connection  with  future  issuances  by the  Company of  securities  which would entitle the holder to acquire Common Stock below the then applicable exercise price.

         Until the Shareholder Approval is obtained, the Company may not issue upon exercise of the Warrant a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued upon conversion of or as payment of interest on the Debenture would exceed 19.999% of outstanding Common Stock of the Company. In addition, the Company may not effect any exercise of the Warrant and the Purchaser of a Warrant is not permitted to exercise the Warrant into shares of Common Stock if such exercise would give the Purchaser a beneficial ownership of more than 4.99% of the outstanding shares of Common Stock of the Company. This 4.99% limitation may be waived by the Purchaser upon not less than 61 days prior notice to the Company.

Registration Rights Agreement

         Pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement, dated December 31, 2005, with the Purchaser, pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission (the "Commission") within 30 days after the closing of the transactions, a shelf registration statement for the purpose of registering for resale 130% of all the shares of Common Stock issuable upon conversion of the Debenture and the exercise of the Warrant and cause such registration statement to become effective under the Securities Act of 1933 (the "Securities Act") within 90 days of the closing of the transactions(120 days in the event of a full review by the Commission).

         If the registration statement is not filed within 30 days after the closing date or declared effective within the specified time, then the Company shall pay to the Purchaser an amount in cash, as partial liquidated damages, equal to 1.5% of the aggregate purchase price paid by the Purchaser for the Debenture and Warrant. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest at a rate of 18% per annum to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest, are paid in full.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

         The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

         The offering and sale of the Debenture and Warrant were made in a private sale in reliance on the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act.


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ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

             (c)      Exhibits

             4.1      Variable Rate Secured Convertible Debenture due
                      October 31, 2008.

             4.2      Warrant, dated October 31, 2005.

             4.3 Registration Rights Agreement, dated October 31, 2005, between the Company and the Purchaser.

             4.4 Security Agreement, dated October 31, 2005, between the Company, all of the subsidiaries of the Company and the Purchaser.

             4.5      Subsidiary Guarantee, dated October 31, 2005.




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                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    November 4, 2005                   SILVERSTAR HOLDINGS, LTD.


                                            By: /s/ Clive Kabatznik
                                               ---------------------------------
                                               Name:   Clive Kabatznik
                                               Title:  Chief Executive Officer